--------------------------------------------------------------------------------


                                   FOAMEX L.P.

                           FOAMEX CAPITAL CORPORATION

                          GENERAL FELT INDUSTRIES, INC.

                               FOAMEX FIBERS, INC.

                                   FOAMEX LLC

                              CRAIN HOLDINGS CORP.

                                -----------------

                                   $98,000,000

                   13 1/2% SENIOR SUBORDINATED NOTES DUE 2005

                                -----------------

                                    INDENTURE

                          Dated as of December 23, 1997
                                -----------------

                                -----------------

                              THE BANK OF NEW YORK

                                -----------------

                                     Trustee


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


                             CROSS-REFERENCE TABLE*


Trust Indenture                                                    Indenture
  Act Section                                                       Section

310   (a)(1)......................................................... 7.10
      (a)(2)......................................................... 7.10
      (a)(3)......................................................... N.A.
      (a)(4)......................................................... N.A.
      (a)(5)......................................................... 7.10
      (b)............................................................ 7.10
      (c)............................................................ N.A.
311   (a) ........................................................... 7.11
      (b)............................................................ 7.11
      (c)............................................................ N.A.
312   (a)............................................................  2.5
      (b)............................................................ 11.3
      (c)............................................................ 11.3
313   (a) ............................................................ 7.6
      (b)(1) ........................................................ 10.3
      (b)(2) ........................................................  7.7
      (c)....................................................... 7.6; 11.2
      (d)............................................................  7.6
314   (a) .......................................................4.3; 11.2
      (b) ........................................................... 10.2
      (c)(1)......................................................... 11.4
      (c)(2)......................................................... 11.4
      (c)(3)......................................................... N.A.
      (d).................................................10.3, 10.4, 10.5
      (e)............................................................ 11.5
      (f)............................................................ N.A.
315   (a)............................................................  7.1
      (b).........................................................7.5,11.2
      (c)............................................................  7.1
      (d)............................................................  7.1
      (e)............................................................ 6.11
316   (a)(last sentence) ............................................  2.9
      (a)(1)(A)......................................................  6.5
      (a)(1)(B)......................................................  6.4
      (a)(2)......................................................... N.A.
      (b)............................................................  6.7
      (c)............................................................ 2.12
317   (a)(1) ........................................................  6.8
      (a)(2).........................................................  6.9
      (b)............................................................  2.4
318   (a)............................................................ 11.1
      (b)............................................................ N.A.
      (c)............................................................ 11.1

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.




                                      (i)

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.......................1
   SECTION 1.1. DEFINITIONS.................................................1
   SECTION 1.2. OTHER DEFINITIONS..........................................17
   SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........17
   SECTION 1.4. RULES OF CONSTRUCTION......................................18

ARTICLE 2. THE NOTES.......................................................18
   SECTION 2.1. FORM AND DATING............................................18
   SECTION 2.2. EXECUTION AND AUTHENTICATION...............................18
   SECTION 2.3. REGISTRAR AND PAYING AGENT.................................19
   SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST........................19
   SECTION 2.5. HOLDER LISTS...............................................20
   SECTION 2.6. TRANSFER AND EXCHANGE......................................20
   SECTION 2.7. REPLACEMENT NOTES..........................................26
   SECTION 2.8. OUTSTANDING NOTES..........................................26
   SECTION 2.9. TREASURY NOTES.............................................26
   SECTION 2.10. TEMPORARY NOTES...........................................27
   SECTION 2.11. CANCELLATION..............................................27
   SECTION 2.12. DEFAULTED INTEREST........................................27
   SECTION 2.13. CUSIP NUMBERS.............................................27

ARTICLE 3. REDEMPTION AND PREPAYMENT.......................................27
   SECTION 3.1. NOTICES TO TRUSTEE.........................................28
   SECTION 3.2. SELECTION OF NOTES TO BE REDEEMED..........................28
   SECTION 3.3. NOTICE OF REDEMPTION.......................................28
   SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.............................29
   SECTION 3.5. DEPOSIT OF REDEMPTION PRICE................................29
   SECTION 3.6. NOTES REDEEMED IN PART.....................................29
   SECTION 3.7. OPTIONAL REDEMPTION........................................30
   SECTION 3.8. MANDATORY REDEMPTION.......................................30
   SECTION 3.9. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS........30

ARTICLE 4. COVENANTS.......................................................32
   SECTION 4.1. PAYMENT OF NOTES...........................................32
   SECTION 4.2. MAINTENANCE OF OFFICE OR AGENCY............................32
   SECTION 4.3. REPORTS....................................................33
   SECTION 4.4. COMPLIANCE CERTIFICATE.....................................33
   SECTION 4.5. TAXES......................................................34
   SECTION 4.6. STAY, EXTENSION AND USURY LAWS.............................34
   SECTION 4.7. RESTRICTED PAYMENTS........................................34
   SECTION 4.8. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                  SUBSIDIARIES.............................................37
   SECTION 4.9. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                  PREFERRED STOCK..........................................37
   SECTION 4.10. ASSET SALES...............................................40
   SECTION 4.11. TRANSACTIONS WITH AFFILIATES..............................41

   SECTION 4.12. LIENS.....................................................42
   SECTION 4.13. LINE OF BUSINESS..........................................42
   SECTION 4.14. CORPORATE EXISTENCE.......................................42
   SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL................42
   SECTION 4.16. ANTI-LAYERING.............................................43
   SECTION 4.17. SALE AND LEASEBACK TRANSACTIONS...........................43
   SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF
                  RESTRICTED SUBSIDIARIES..................................43
   SECTION 4.19. PAYMENTS FOR CONSENT......................................44
   SECTION 4.20. ADDITIONAL GUARANTEES.....................................44

ARTICLE 5. SUCCESSORS......................................................44
   SECTION 5.1. MERGER, CONSOLIDATION, OR SALE OF ASSETS...................44
   SECTION 5.2. SUCCESSOR CORPORATION SUBSTITUTED..........................45

ARTICLE 6. DEFAULTS AND REMEDIES...........................................45
   SECTION 6.1. EVENTS OF DEFAULT..........................................45
   SECTION 6.2. ACCELERATION...............................................47
   SECTION 6.3. OTHER REMEDIES.............................................47
   SECTION 6.4. WAIVER OF PAST DEFAULTS....................................48
   SECTION 6.5. CONTROL BY MAJORITY........................................48
   SECTION 6.6. LIMITATION ON SUITS........................................48
   SECTION 6.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..............49
   SECTION 6.8. COLLECTION SUIT BY TRUSTEE.................................49
   SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM...........................49
   SECTION 6.10. PRIORITIES................................................49
   SECTION 6.11. UNDERTAKING FOR COSTS.....................................50

ARTICLE 7. TRUSTEE.........................................................50
   SECTION 7.1. DUTIES OF TRUSTEE..........................................50
   SECTION 7.2. RIGHTS OF TRUSTEE..........................................51
   SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE...............................52
   SECTION 7.4. TRUSTEE'S DISCLAIMER.......................................52
   SECTION 7.5. NOTICE OF DEFAULTS.........................................52
   SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.................52
   SECTION 7.7. COMPENSATION AND INDEMNITY.................................53
   SECTION 7.8. REPLACEMENT OF TRUSTEE.....................................54
   SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER, ETC...........................55
   SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.............................55
   SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.........55
   SECTION 7.12. TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE ISSUERS...55

ARTICLE 8. DISCHARGE OF INDENTURE..........................................55
   SECTION 8.1. TERMINATION OF ISSUERS' OBLIGATIONS........................55
   SECTION 8.2. APPLICATION OF TRUST MONEY.................................56
   SECTION 8.3. REPAYMENT TO ISSUERS.......................................57
   SECTION 8.4. REINSTATEMENT..............................................57

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER................................57
   SECTION 9.1. WITHOUT CONSENT OF HOLDERS OF NOTES........................57
   SECTION 9.2. WITH CONSENT OF HOLDERS OF NOTES...........................58
   SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT........................59
   SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS..........................59
   SECTION 9.5. NOTATION ON OR EXCHANGE OF NOTES...........................59
   SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS, ETC............................60

ARTICLE 10. SUBORDINATION..................................................60
   SECTION 10.1. AGREEMENT TO SUBORDINATE..................................60
   SECTION 10.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY......................60
   SECTION 10.3. DEFAULT ON DESIGNATED SENIOR DEBT.........................60
   SECTION 10.4. ACCELERATION OF NOTES.....................................61
   SECTION 10.5. WHEN DISTRIBUTION MUST BE PAID OVER.......................61
   SECTION 10.6. NOTICE BY THE ISSUERS.....................................62
   SECTION 10.7. SUBROGATION...............................................62
   SECTION 10.8. RELATIVE RIGHTS...........................................62
   SECTION 10.9. SUBORDINATION MAY NOT BE IMPAIRED BY THE ISSUERS..........62
   SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.................63
   SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.......................63
   SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION....................64
   SECTION 10.13. AMENDMENTS...............................................64

ARTICLE 11. GUARANTEE OF NOTES.............................................64
   SECTION 11.1. NOTE GUARANTEE............................................64
   SECTION 11.2. EXECUTION AND DELIVERY OF NOTE GUARANTEE..................65
   SECTION 11.3. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON
                  CERTAIN TERMS............................................65
   SECTION 11.4. RELEASES FOLLOWING SALE OF ASSETS, MERGER, SALE OF
                  CAPITAL STOCK ETC........................................66
   SECTION 11.5. ADDITIONAL SUBSIDIARY GUARANTORS..........................67
   SECTION 11.6. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY..............67
   SECTION 11.7. "TRUSTEE" TO INCLUDE PAYING AGENT.........................67

ARTICLE 12. SUBORDINATION OF NOTE GUARANTEE................................67
   SECTION 12.1. AGREEMENT TO SUBORDINATE..................................68
   SECTION 12.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY......................68
   SECTION 12.3. DEFAULT ON DESIGNATED SENIOR DEBT.........................68
   SECTION 12.4. ACCELERATION OF NOTES.....................................69
   SECTION 12.5. WHEN DISTRIBUTION MUST BE PAID OVER.......................69
   SECTION 12.6. NOTICE BY SUBSIDIARY GUARANTOR............................69
   SECTION 12.7. SUBROGATION...............................................69
   SECTION 12.8. RELATIVE RIGHTS...........................................70
   SECTION 12.9. SUBORDINATION MAY NOT BE IMPAIRED BY
                   SUBSIDIARY GUARANTOR....................................70
   SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.................71
   SECTION 12.11. RIGHTS OF TRUSTEE AND PAYING AGENT.......................71
   SECTION 12.12. AUTHORIZATION TO EFFECT SUBORDINATION....................71
   SECTION 12.13. AMENDMENTS...............................................72

ARTICLE 13. MISCELLANEOUS..................................................72
   SECTION 13.1. TRUST INDENTURE ACT CONTROLS..............................72
   SECTION 13.2. NOTICES...................................................72
   SECTION 13.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
                   HOLDERS OF NOTES........................................73
   SECTION 13.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT........73
   SECTION 13.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.............74
   SECTION 13.6. RULES BY TRUSTEE AND AGENTS...............................74
   SECTION 13.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                   AND STOCKHOLDERS........................................74
   SECTION 13.8. GOVERNING LAW.............................................74
   SECTION 13.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.............74
   SECTION 13.10. SUCCESSORS...............................................74
   SECTION 13.11. SEVERABILITY.............................................75
   SECTION 13.12. COUNTERPART ORIGINALS....................................75
   SECTION 13.13. TABLE OF CONTENTS, HEADINGS, ETC.........................75

ARTICLE 14. CRAIN HOLDINGS CORP. AS INTERMEDIATE OBLIGOR...................75
   SECTION 14.1. INTERMEDIATE OBLIGOR......................................75
   SECTION 14.2. MERGER, CONSOLIDATION, OR SALE OF ASSETS..................75
   SECTION 14.3. EFFECTIVENESS OF CERTAIN PROVISIONS.......................76
   SECTION 14.4. RELEASES FOLLOWING CRAIN ACQUISITION TRANSACTIONS.........76
   SECTION 14.5. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                  EMPLOYEES AND STOCKHOLDERS...............................76


                                    EXHIBITS

         Exhibit A         FORM OF NOTE
         Exhibit B         CERTIFICATE OF TRANSFEROR
         Exhibit C         FORM OF SUBSIDIARY GUARANTEE
         Exhibit D         FORM OF SUPPLEMENTAL INDENTURE

         INDENTURE dated as of December 23, 1997 by and among Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation ("FCC"), (each of Foamex and FCC an "Issuer" and together, the "Issuers"), General Felt Industries, Inc., a Delaware corporation ("General Felt"), Foamex Fibers, Inc., a Delaware corporation ("Foamex Fibers"), Foamex LLC, a Delaware limited liability company ("FLLC"), solely as intermediate obligor of the Notes Crain Holdings Corp., a Delaware Corporation ("Crain Holdings"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         The Issuers, the Subsidiary Guarantors (as defined below), Crain Holdings and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13 1/2% Senior Subordinated Notes due 2005 (the "Senior Subordinated Notes") and the new 13 1/2% Senior Subordinated Notes due 2005 (the "New Senior Subordinated Notes" and, together with the Senior Subordinated Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1.  DEFINITIONS.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, Donaldson, Lufkin & Jenrette Securities Corporation will not be deemed to be an Affiliate of the Issuers.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (excluding any sale and leaseback transaction, the granting of a Permitted Lien, and the transfer of cash and Cash Equivalents) other than sales of inventory, licensing of intellectual property or sales of services, in each case in the ordinary course of business, but including a Receivables Transaction (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Article 5 hereof and not by Section 4.10), and (ii) the issue or sale by the Issuers or any of their respective Restricted Subsidiaries of Equity Interests of any of the Issuers' Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10.0 million or (b) for Net Proceeds in excess of $10.0 million. Notwithstanding the foregoing: (i) a transfer of assets by either of the Issuers to a Restricted Subsidiary or by a Restricted Subsidiary to either of the Issuers or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to either of the Issuers or to another Restricted Subsidiary, (iii) Hedging Obligations and (iv) a Restricted Payment that is permitted by Section 4.7 will not be deemed to be Asset Sales.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" means "beneficial owner" as such terms is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act; provided, however, that (i) a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement, or similar agreement until the consummation of the transactions contemplated by such agreement, and (ii) for purposes of determining beneficial ownership of Voting Stock of Foamex, stockholders of Foamex International Inc. shall be deemed to beneficially own a percentage of Voting Stock of Foamex equal to their percentage beneficial ownership of Voting Stock of Foamex International Inc. multiplied by Foamex International Inc.'s beneficial ownership of Voting Stock of Foamex.

         "Board of Directors" means the Board of Directors of the Managing General Partner, on behalf of Foamex (or Foamex, if Foamex is a corporation), FCC, or any Subsidiary Guarantor or any authorized committee of the Board of Directors.

         "Board Resolution" means a resolution duly adopted by a majority of the Board of Directors of the Managing General Partner on behalf of Foamex (or Foamex, if Foamex is a corporation).

         "Business Day" means any day except a Saturday, Sunday or other day in the City of New York, or in the city of the principal corporate trust office of the Trustee, on which banks are authorized to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (iii) time deposits and certificates of deposit, including eurodollar time deposits, of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000 with a maturity date not more than one year from the date of acquisition, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(i) and (ii) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) direct obligations issued by any state of the United States of America or any political subdivision of any state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating service acceptable to the Trustee), (vi) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Trustee) and in each case maturing within one year after the date of acquisition, (vii) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is member of the OECD having total assets in excess of $100,000,000, (viii) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $50,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $50,000,000 and
(ix) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (viii).

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of either of the Issuers and their respective Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Issuers, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner of (A) more than 25% of the Voting Stock of either of the Issuers (measured by voting power rather than by number of shares) and (B) a greater percentage of the Voting Stock than the Principals and their Related Parties or (iv) the first day on which a majority of the members of the Board of Directors of either of the Issuers are not Continuing Directors.

         "Closing Date Transactions" means the following transactions entered into by Foamex in connection with the issuance of the 97/8% Notes: (i) the distribution to FJPS and FMXI, Inc. of: (a) all of the FJPS and Foamex-JPS Capital Corporation Senior Secured Discount Debentures due 2004 purchased by Foamex on or prior to the date of this Indenture; (b) the promissory note of FJPS payable to Foamex, dated June 28, 1994 and (c) the promissory note of Foamex International Inc. payable to Foamex, dated December 8, 1995; (ii) a cash distribution to Trace Foam Company, Inc. in an amount equal to one-ninety ninth (1/99) of the distribution in (i) above; (iii) the amendment of the promissory note of Trace International Holdings, Inc. payable to Foamex, dated July 7, 1996, which extends the maturity of such obligation to 2001; and (iv) the consummation of the cash tender offer pursuant to Foamex's consent solicitation statement dated May 12, 1997, as amended to the date hereof and the incurrence of borrowings under the Credit Facility.

         "Commission" or "SEC" means the Securities and Exchange Commission and any successor agency thereof.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale or discontinued operations (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period (including, to the extent applicable, payments made pursuant to any tax sharing agreements), to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings (whether or not accounted for by the Issuers and their respective Subsidiaries as interest expense), and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (excluding, however, the effect of the Closing Date Transactions and of any other extraordinary transaction in connection with the incurrence of the 97/8% Notes, and the consummation of the recapitalization of the Issuers in connection therewith); provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions with respect to current or prior years' Net Income (if not previously distributed or dividended) paid in cash to the referent Person or a Restricted Subsidiary thereof; (ii) the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles shall be excluded; and
(v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Issuers or one of their respective Subsidiaries except as set forth in (i).

         "Consolidated Net Worth" means, (A) with respect to any partnership, the common and preferred partnership equity of such partnership and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP, and (B) with respect to any other Person as of any date, the sum of
(i) the consolidated equity of the common equityholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), plus (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuers who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Contributions" means any loans, cash advances, capital contributions, investments or other transfers of assets for less than fair value by the Issuers or any of their respective Restricted Subsidiaries to any Subsidiary or other Affiliate of the Issuers or any of their respective Restricted Subsidiaries other than a Subsidiary Guarantor, other than loans and cash advances to officers and directors made in the ordinary course of business not to exceed $5.0 million.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 hereof or such other address as to which the Trustee may give notice to the Issuers.

         "Crain Acquisition Transactions" means the contribution by Crain Industries, Inc. and/or any of its subsidiaries of substantially all of their assets, subject to substantially all of their liabilities to Foamex L.P. in exchange for a limited partnership interest, the assumption by Foamex L.P. of all such liabilities, and the refinancing of certain indebtedness assumed through borrowings under the Credit Facility.

         "Credit Agent" means any of The Bank of Nova Scotia or Citicorp USA, Inc., in their respective capacity as Administrative Agents for the lenders party to the Credit Facility, or any successor thereto or any person otherwise appointed.

         "Credit Facility" means that certain Credit Facility, dated as of June 12, 1997, by and among the Issuers and The Bank of Nova Scotia and Citicorp USA, Inc., as Credit Agents, providing for up to $620.0 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and after the Credit Agent has acknowledged in writing that the Credit Facility has been terminated and all then outstanding Indebtedness and obligations thereunder with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of such Credit Facility (as designated by the Board of

Directors as evidenced by a resolution), as such successors or replacements may be amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Facility and (ii) any other Senior Debt the principal amount of which is $25.0 million or more and that has been designated by the Issuers as Designated Senior Debt.

         "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Subordinated Notes mature.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange New Senior Subordinated Notes for Senior Subordinated Notes.

         "Existing Indebtedness" means (i) up to $14.1 million in aggregate principal amount of Indebtedness of the Issuers and their respective Restricted Subsidiaries (other than Indebtedness under the Credit Facility plus Indebtedness subject to the Closing Date Transactions that is not purchased pursuant to such Closing Date Transactions) in existence on the date of this Indenture, including the Great Western Note, and (ii) the 97/8% Notes, in each case until all such amounts are repaid.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding the amortization of deferred financing costs) and
(ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period to the extent related to Indebtedness, and (iii) any interest expense on Indebtedness of another Person (other than such

Person's Restricted Subsidiaries) that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), but only to the extent of the interest expense attributable to the lesser of (a) the principal amount of such Indebtedness, or (b) the fair market value of such asset and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments to such Person or its Restricted Subsidiaries and dividends on Equity Interests payable solely in Equity Interests of the Issuers, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuers or any of their respective Restricted Subsidiaries incurs, assumes, Guarantees or redeems, repurchases or otherwise retires any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption, repurchase or retirement of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuers or any of their respective Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "FJPS" means Foamex-JPS Automotive L.P., a Delaware limited partnership.

         "Foamex Latin America" means Foamex Latin America, Inc. and its direct and indirect Subsidiaries.

         "Foreign Subsidiary" means any Subsidiary of the Issuers either (a) which is organized outside of the United States of America, (b) whose principal activities are conducted outside of the United States of America or (c) whose only material assets are Equity Interests in Subsidiaries which are Foreign Subsidiaries.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on June 12, 1997.

         "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

         "Great Western Note" means the subordinated promissory note incurred in connection with the acquisition of Great Western in the principal amount of $7,014,864 that bears interest at a maximum rate of 6.0% per annum payable semi-annually.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantor Senior Debt" means Senior Debt of a Subsidiary Guarantor.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate or currency collar agreements and (ii) other agreements or arrangements designed to protect such Person against or expose such Person to fluctuations in interest rates and/or currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, to the extent such Indebtedness does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding anything in this Indenture to the contrary, Hedging Obligations shall not constitute Indebtedness, except to the extent they appear on the balance sheet of Foamex.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to Foamex or FCC or to the creditors of Foamex or FCC, as such, or to the assets of Foamex or FCC, or (ii) any liquidation, dissolution, reorganization or winding up of Foamex or FCC, whether voluntary or involuntary and involving insolvency or bankruptcy, or
(iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Foamex or FCC.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuers or any Restricted Subsidiary of the Issuers sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of one of the Issuers, the Issuers shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7 hereof. A provision in an agreement relating to the purchase or sale of any of the Issuers' or their respective Restricted Subsidiaries' assets containing an "earn out" or providing for an adjustment to the purchase or sale price based on a financial statement relating to the assets purchased or sold shall not be deemed to be an "Investment."

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Management Services Agreement" means that management services agreement, by and between Foamex and Trace Foam Company, Inc. as in effect on the date of this Indenture.

         "Managing General Partner" means FMXI, Inc., a Delaware corporation and its successors.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (or loss in the case of (a)), together with any related provision for taxes (including pursuant to the Tax Sharing Agreement) on such gain (or loss in the case of
(a)), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions and losses) or (b) the disposition of any securities other than Cash Equivalents by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss), excluding charges related to hyper-inflationary accounting pursuant to FASB 52 and interpretations by the Commission thereof.

         "Net Proceeds" means the aggregate cash proceeds received by the Issuers or any of their respective Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, consent fees to facilitate such Asset Sale and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "9 7/8% Note Indenture" means the Indenture, dated as of June 12, 1997, among Foamex L.P., Foamex Capital Corporation, General Felt Industries, Inc., Foamex Fibers, Inc. and The Bank of New York, as trustee, relating to the 97/8% Notes.

         "9 7/8% Note" means the $150,000,000 principal amount of the Issuers' 97/8% Senior Subordinated Notes due 2007.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither of the Issuers nor any of their respective Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of either of the Issuers or any of their respective Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders, except for lenders under instruments governing Acquired Debt (a) have acknowledged that they do not have recourse to the holder of the Equity Interest of the debtor or
(b) have been notified in writing that they will not have any recourse to the stock or assets of either of the Issuers or any of their respective Restricted Subsidiaries.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Obligations" means any principal, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the issuance and sale of the Notes by the Issuers.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Issuers by two Officers of the Issuers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuers, that meets the requirements of Section 13.5 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.5 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

         "Pari Passu Debt" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries which, by its terms is pari passu in right of payment to the Senior Subordinated Notes.

         "payment in full" (together with any correlative phrases e.g. "paid in full" and "pay in full") means (i) with respect to any Senior Debt other than Senior Debt under or in respect of the Credit Facility, payment in full thereof or due provision for payment thereof (x) in accordance with the terms of the agreement or instrument pursuant to which such Senior Debt was issued or is governed or (y) otherwise to the reasonable satisfaction of the holders of such Senior Debt, which shall include, in any Insolvency or Liquidation Proceeding, approval by such holders individually or as a class, of the provision for payment thereof, and (ii) with respect to Senior Debt under or in respect of the Credit Facility, payment in full thereof in cash or Cash Equivalents.

         "Permitted Business" means (i) the manufacture and distribution of polyurethane and advanced polymer foam and activities related thereto, and (ii) other businesses engaged in by the Issuers and their respective Restricted Subsidiaries on the date of this Indenture and similar lines of businesses to those engaged in by the Issuers on the date of this Indenture, including, but not limited to, the manufacture and distribution of plastics and related products.

         "Permitted Investments" means (a) any Investment in either of the Issuers or in a Wholly Owned Restricted Subsidiary of either of the Issuers and that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents;
(c) any Investment by either of the Issuers or any Restricted Subsidiary of either of the Issuers in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Issuers or such Restricted Subsidiary is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, either of the Issuers or a Restricted Subsidiary of either of the Issuers that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with
Section 4.10 hereof; (e) any Investment to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers or a Subsidiary Guarantor; (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed the sum of (A) $15.0 million, and (B) the aggregate net cash proceeds (or non-cash proceeds when converted into cash) received by Foamex and its Restricted Subsidiaries from the sale or disposition of investments existing as of June 12, 1997 or made pursuant to this clause (f);
(g) securities received in connection with any good faith settlement or Insolvency or Liquidation Proceeding; (h) Hedging Obligations entered into in the ordinary course of business in connection with the operation of the business of the Issuers and their Restricted Subsidiaries or as required by any Indebtedness issued in compliance with this Indenture; (i) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business; (j) endorsements of negotiable instruments and other similar negotiable documents; (k) transactions with Affiliates as permitted under this Indenture; (l) Investments outstanding as of the date of this Indenture, (m) Investments of up to $5.0 million in Trace Global Opportunities Fund, (n) loans or advances of up to $10.0 million in Trace Holdings, and (o) Investments in, including Contributions to, Foamex Latin America, Foamex Asia or one or more Foreign Subsidiaries, provided that the maximum amount of such Investments outstanding at any one time does not exceed $50.0 million, plus the cash dividends and distributions received by the Issuer and its Restricted Subsidiaries with respect to Investments pursuant to this clause (o).

         "Permitted Liens" means (i) Liens securing Indebtedness under the Credit Facility; (ii) Liens in favor of either of the Issuers or any Subsidiary Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuers or any Subsidiary of either of the Issuers; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with either of the Issuers; (iv) Liens on property existing at the time of acquisition thereof by the Issuers or any Subsidiary of the Issuers, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of Section 4.9 hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (x) Liens incurred in the ordinary course of business including, without limitation, judgment and attachment liens, of the Issuers or any Subsidiary of the Issuers with respect to obligations that do not exceed $25.0 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); (xi) Liens in favor of the Trustee;
(xii) Liens on Receivables in connection with Receivables Transaction; (xiii) Liens incurred in connection with Permitted Refinancing Indebtedness, but only if such Liens extend to no more assets than the Liens securing the Indebtedness being refinanced; (xiv) Liens securing Senior Debt; (xv) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (xvi) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (xvii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xviii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xix) Liens to secure Indebtedness of any Restricted Subsidiary, that is a Foreign Subsidiary provided that such Indebtedness is used by such Restricted Subsidiary to finance operations of such Foreign Subsidiary outside the United States and Canada; (xx) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Foamex or any of its Subsidiaries; and (xxi) Liens arising from filing Uniform Commercial Code financing statements regarding leases (other than true leases and true consignments).

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuers or any of their respective Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or any of their respective Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus prepayment premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Subordinated Notes on terms at least as favorable to the Holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by one of the Issuers or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Post-Petition Interest" means all interest and expenses accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Senior Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Principals" means Trace International Holdings, Inc. and Marshall S. Cogan.

         "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

         "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that at no time shall the Issuers and their respective Subsidiaries have more than one Receivables Subsidiary.

         "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, the Issuers or their Restricted Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Issuers and the Subsidiary Guarantors for the benefit of the Holders, as such agreement may be amended, modified or supplemented from time to time.

         "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) and this clause (B).

         "Reorganization Securities" means securities distributed to the Holders of the Senior Subordinated Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Debt, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults), are at least as favorable (and provide the same relative benefits) to the holders of Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Senior Subordinated Notes and this Indenture are, and provide to the holders of Senior Debt.

         "Representative" means the trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer, including, without limitation, any vice president, assistant vice president, assistant treasurer or secretary, within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer or employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means all Indebtedness and other Obligations specified below payable directly or indirectly by either of the Issuers or any of their respective Restricted Subsidiaries, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed by either of the Issuers or any of their respective Restricted Subsidiaries: (i) the principal of, interest on and all other Obligations related to the Credit Facility (including without limitation all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility); (ii) amounts payable in respect of any Hedging Obligations; (iii) all Indebtedness not prohibited by Section 4.9 hereof that is not expressly pari passu with or subordinated to the Senior Subordinated Notes, and (iv) all permitted renewals, extensions, refundings or refinancings thereof. All Post-Petition Interest on Senior Debt shall constitute Senior Debt. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of either of the Issuers or any of their respective Restricted Subsidiaries to any other Restricted Subsidiaries which is not a Subsidiary Guarantor, (ii) Indebtedness of FCC to Foamex, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness incurred in violation of this Indenture. To the extent any payment of Senior Debt (whether by or on behalf of the Issuers or any of their respective Restricted Subsidiaries, as proceeds or security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside, or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. All Senior Debt shall be and remain Senior Debt for all purposes of this Indenture, whether or not subordinated in a bankruptcy, receivership, insolvency or similar proceeding.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Stated Maturity" means, with respect to any installment of interest, accreted value or principal on any series of Indebtedness, the date on which such payment of interest or principal is due or is scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value or principal prior to the date originally scheduled for the payment or accretion thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantors" means General Felt Industries, Inc., Foamex Fibers, Inc., Foamex LLC, and those Restricted Subsidiaries required to execute a Note Guarantee pursuant to Section 4.20 and any other Subsidiary that executes a Note Guarantee.

         "Tax Sharing Agreement" means the tax sharing agreement among Foamex, Trace Foam Company, Inc., FMXI, Inc. and Foamex International Inc. as in effect on the date of this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof.

         "Trace Note" means the promissory note of Trace International Holdings, Inc. dated July 7, 1996 payable to Foamex, as amended and restated as part of the Closing Date Transactions.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "United States Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof the payment of which the full faith and credit of the United States of America is pledged.

         "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of either Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) on the date of such designation is not party to any agreement, contract, arrangement or understanding with either of the Issuers or any Restricted Subsidiary of either of the Issuers unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Issuer; (c) is a Person with respect to which neither of the Issuers nor any of their respective Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of either of the Issuers or any of their respective Restricted Subsidiaries; and
(e) has at least one director on its board of directors that is not a director or executive officer of either of the Issuers or any of their respective Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of either of the Issuers or any of their respective Restricted Subsidiaries. Any such designation by the Board of Directors of either Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.7 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of such Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, the Issuers shall be in default of such covenant). The Board of Directors of either of the Issuers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.2.  OTHER DEFINITIONS.

                                                                     Defined in
         Term                                                          Section

         "Affiliate Transaction".......................................   4.11
         "Asset Sale Offer"...........................................    3.9
         "Change of Control Offer".....................................   4.15
         "Change of Control Payment"...................................   4.15
         "Change of Control Payment Date"..............................   4.15
         "DTC".........................................................   2.3
         "Event of Default"............................................   6.1
         "Excess Proceeds".............................................   4.10
         "Holdings-Industries Merger"..................................   14.2
         "incur".......................................................   4.9
         "Offer Amount"................................................   3.9
         "Offer Period"................................................   3.9
         "Paying Agent"................................................   2.3
         "Payment Default".............................................   6.1
         "Permitted Consideration".....................................   4.10
         "Permitted Debt"..............................................   4.9
         "Purchase Date"...............................................   3.9
         "Purchase Offer"..............................................   3.9
         "Registrar"...................................................   2.3
         "Restricted Payments".........................................   4.7

SECTION 1.3.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means each Issuer and Subsidiary Guarantor and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions; and

         (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

SECTION 2.1.  FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

SECTION 2.2.  EXECUTION AND AUTHENTICATION.

         An executive Officer shall sign the Notes for each of the Issuers by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of each Issuer signed by an executive Officer thereof, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.3.  REGISTRAR AND PAYING AGENT.

         The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers and/or the Subsidiary Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers and the Subsidiary Guarantors shall otherwise comply with TIA ss. 312(a).

SECTION 2.6.  TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

                             (x) to register the transfer of the Definitive
                   Notes; or

                             (y) to exchange such Definitive Notes for an equal
                   principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                    (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                    (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                             (A) if such Transfer Restricted Security is being
                    delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                             (B) if such Transfer Restricted Security is being
                    transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                             (C) if such Transfer Restricted Security is being
                    transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                    (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                    (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                             (A) if such beneficial interest is being
                    transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                             (B) if such beneficial interest is being
                    transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                             (C) if such beneficial interest is being
                    transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and, upon receipt of an authentication order in accordance with Section
         2.2 hereof, the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount.

                    (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Notes available for delivery to the Persons in whose names such Notes are so registered.

         (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

                    (i) the Depository for the Notes notifies the Issuers that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice; or

                    (ii) the Issuers, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and make available for delivery, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

         (g) Legends.

                    (i) Except as permitted by the following paragraphs (ii) and
         (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                             "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY
                    WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR
                    (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY

                    ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                             (A) in the case of any Transfer Restricted Security
                    that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (g)(i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                             (B) in the case of any Transfer Restricted Security
                    represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (g)(i) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in
                    (g)(i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                    (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate New Senior Subordinated Notes in exchange for Senior Subordinated Notes accepted for exchange in the Exchange Offer, which New Senior Subordinated Notes shall not bear the legend set forth in
         (g)(i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Senior Subordinated Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Senior Subordinated Notes or
         (C) a Person who is an affiliate (as defined in Rule 144A) of the Issuers.

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) General Provisions Relating to Transfers and Exchanges.

                    (a) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                    (b) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer solely pursuant to Sections 3.7, 4.10, 4.15 and
         9.5 hereto).

                    (c) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                    (d) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                    (e) The Issuers shall not be required:

                             (A) to issue, to register the transfer of or to
                    exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 3.2 hereof and ending at the close of business on the day of such mailing; or

                             (B) to register the transfer of or to exchange any
                    Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                             (C) to register the transfer of or to exchange a
                    Note between a record date and the next succeeding interest payment date.

                    (f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

                    (g) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

         Each Holder of a Note agrees to indemnify the Issuers, the Subsidiary Guarantors and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by and to do so when expressly required by terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.  REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by an Officer of each Issuer, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8.  OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because any Issuer or Subsidiary Guarantor or an Affiliate of any Issuer or Subsidiary Guarantor holds the Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.  TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer or Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer or Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

         Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuers signed by an Officer of each Issuer. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return cancelled Notes to one of the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

         If the Issuers or the Subsidiary Guarantors default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBERS.

         The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be effected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.1.  NOTICES TO TRUSTEE.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, the Issuers shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2.  SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

         The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3.  NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that each Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE.

         On or prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

SECTION 3.6.  NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7.  OPTIONAL REDEMPTION.

         (a) The Notes shall not be redeemable at the Issuers' option prior to August 15, 2000. Thereafter, the Notes shall be redeemable at the option of the Issuers, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years set forth below:

        Year                                                 Percentage

        2000..........................................        106.7500%
        2001..........................................        105.0625%
        2002..........................................        103.3750%
        2003..........................................        101.6875%
        2004 and thereafter...........................        100.0000%

         (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8.  MANDATORY REDEMPTION.

         Except as set forth under Sections 4.10 and 4.15 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that the Issuers shall be required to commence an offer to all Holders to purchase Notes (a "Purchase Offer") pursuant to Section 4.10 hereof, an "Asset Sale Offer," or pursuant to Section 4.15 hereof, a "Change of Control Offer," the Issuers shall follow the procedures specified below.

         The Purchase Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Asset Sale Offer or 4.15 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Purchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of usiness on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Purchase Offer.

         Upon the commencement of a Purchase Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Purchase Offer. The Purchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Purchase Offer, shall state:

         (a) that the Purchase Offer is being made pursuant to this Section 3.9 and Section 4.10 or 4.15 hereof, as applicable, and the length of time the Purchase Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Purchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to a Purchase Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

         (f) that Holders electing to have a Note purchased pursuant to any Purchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note duly completed, or transfer by book-entry transfer, to the Issuers, a Depository, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the expiration of the Offer Period;

         (g) that Holders shall be entitled to withdraw their election if the Issuers, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, the certificate number (in the case of a Definitive Note) and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 10:00 a.m. (New York City time) on each Purchase Date, the Issuers shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount (or if less the principal amount of the Notes delivered prior to the expiration of the Offer Period), together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section
3.9. On the Purchase Date, the Issuers shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Purchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered,
(ii) deliver or cause the Paying Agent or Depository, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.9. The Issuers, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Issuers shall promptly issue a new Note, and the Trustee, shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Purchase Offer on the Purchase Date.

         Other than as specifically provided in this Section 3. 9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.2 through 3.6 hereof.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.1.  PAYMENT OF NOTES.

         The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2.  MAINTENANCE OF OFFICE OR AGENCY.

         The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

SECTION 4.3.  REPORTS.

         Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers shall furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Foamex's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Issuers shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including each of the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on Officers' Certificates).

SECTION 4.4.  COMPLIANCE CERTIFICATE.

         (a) Each Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate which need not comply with
Section 13.5, stating that a review of the activities of such Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether such Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge such Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action such Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action such Issuer is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of such Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that such Issuer has violated any provisions of Article Four or Article Five hereof, insofar as they relate to accounting matters, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) Each Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action such Issuer is taking or proposes to take with respect thereto.

SECTION 4.5.  TAXES.

         The Issuers shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, charges, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6.  STAY, EXTENSION AND USURY LAWS.

         The Issuers and the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7.  RESTRICTED PAYMENTS.

         Each of the Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their respective Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuers (other than cash in lieu of fractional shares)) or to the direct or indirect holders of the Issuers' or any of their respective Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in additional Equity Interests (other than Disqualified Stock) of the Issuers or (in the case of a dividend, other payment or distribution on account of the Equity Interest of a Restricted Subsidiary) of such Restricted Subsidiary or (b) to the Issuers or their Restricted Subsidiaries); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Issuers or any direct or indirect parent of the Issuers; (iii) make any Investment in any Unrestricted Subsidiary; (iv) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (other than the Notes) that is pari passu with or subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at Stated

Maturity; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) Foamex would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their respective Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (viii), (x), (xi), (xii),
(xiii), (xiv), (xv), (xvi), (xvii) and (xviii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of Foamex for the preceding four-quarter period, plus (ii) 100% of the aggregate net cash proceeds received by Foamex from the issue or sale since June 12, 1997 of Equity Interests of Foamex (other than Disqualified Stock) or of Disqualified Stock or debt securities of Foamex that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Issuers and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) or of capital contributions to the Issuers, plus (iii) to the extent that any Restricted Investment that was made after June 12, 1997 is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, if any), or the cash return, including, without limitation, any cash dividends or distributions, with respect to such Restricted Investment or from any Unrestricted Subsidiary.

         The foregoing provisions shall not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Pari Passu Debt, or subordinated Indebtedness or Equity Interests of the Issuers or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of, Equity Interests of the Issuers or any Restricted Subsidiary (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Pari Passu Debt or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Issuers to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuers, any Restricted Subsidiary of the Issuers, or any direct or indirect parent of the Issuers or their respective Restricted Subsidiaries held by any member of the Issuers' (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement either (a) in effect as of June 12, 1997; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction or (b) upon the termination of such person's employment;
(vi) the advancement of payment or payment of distributions pursuant to the Tax Sharing Agreement and the making of up to $17.0 million of loans or advances pursuant to the Tax Advance Agreement dated as of December 11, 1996 between FJPS and Foamex, as amended to the date hereof; (vii) the payment by Foamex of a management fee pursuant to the Management Services Agreement in an amount not to exceed $3.0 million per annum; (viii) distributions to Foamex International Inc. and its Subsidiaries which are utilized to pay the debt service and other expenses of Foamex Aviation Corp., the aggregate amount of which shall not exceed $2.0 million in any twelve-month period; (ix) additional payments in an aggregate amount not to exceed $25.0 million; (x) Contributions to a Restricted Subsidiary if such Subsidiary (a) executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the Obligations of the Issuers with respect to this Indenture and the Notes and (b) delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture, has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture; (xi) distributions, loans or advances to the holders of the Equity Interests of the Issuers in an amount sufficient to pay all or a portion of the principal of, interest or premium, if any, on the Foamex-JPS Automotive L.P. Senior Secured Discount Debentures due 2004; (xii) distributions, loans or advances to holders of the Equity Interests of the Issuers in an amount sufficient to enable Foamex International Inc. to pay its reasonable, out of pocket operating and administrative expenses, including without limitation, directors fees, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes; provided that no such expense payments shall be made to an Affiliate (other than a director or officer of the Issuers whose status as an Affiliate results solely from his position as a director or officer of the Issuers) of Foamex International Inc.; (xiii) Investments received by the Issuers or any of their Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by Section 4.10; (xiv) the Closing Date Transactions; (xv) payments made pursuant to the Great Western Note; (xvi) payments made to purchase any Indebtedness subject to the Closing Date Transactions that is not purchased pursuant to such Closing Date Transactions;
(xvii) the issuance or sale of Equity Interests of Foamex Latin America to key executives of Foamex Latin America not to exceed 5% of the outstanding Equity Interests of Foamex Latin America; and (xviii) the Crain Acquisition Transactions.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by any Subsidiary Guarantor be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by either Issuer and their respective Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall be included for purposes of calculating the aggregate amount of Restricted Payments under clause (c) of first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuers or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any individual or series of related non-cash Restricted Payments (other than the Closing Date Transactions and the Crain Acquisition Transactions) shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, as applicable, if such fair market value exceeds $1.0 million. In connection with each Restricted Payment, the Issuers shall deliver to the Trustee, prior to or within 60 days of the making of such Restricted Payment, an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.8.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary which is not a Subsidiary Guarantor to
(i)(a) pay dividends or make any other distributions to the Issuers or any of their respective Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuers or any of their respective Restricted Subsidiaries, (ii) make loans or advances to the Issuers or any of their respective Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuers or any of their respective Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of this Indenture, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuers or any of their respective Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) any instrument or agreement governing Indebtedness permitted to be incurred under this Indenture, which is secured by a Lien permitted to be incurred under this Indenture, which encumbrance or restriction is not applicable to any property or assets other than the property or assets subject to such Lien, or (j) restrictions applicable to a Receivables Subsidiary arising from a Receivables Transaction.

SECTION 4.9.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Issuers and the Subsidiary Guarantors shall not issue any Disqualified Stock and the Issuers shall not permit any of their respective Subsidiaries which are not Subsidiary Guarantors to issue any shares of preferred stock; provided, however, that the Issuers and their Subsidiaries may incur Indebtedness (including Acquired Debt and Indebtedness under the Credit

Facility) or issue shares of Disqualified Stock or in the case of Subsidiaries which are not Subsidiary Guarantors, issue preferred stock if: the Fixed Charge Coverage Ratio for Foamex's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued and such net proceeds had been applied, as the case may be, at the beginning of such four-quarter period.

         The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                    (i) the incurrence by the Issuers or any of their respective Subsidiaries of term Indebtedness under the Credit Facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the Credit Facility after giving effect to such incurrence, including all term Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $470.0 million less the aggregate amount of all Net Proceeds of Asset Sales that have been applied since the date of this Indenture to repay such term Indebtedness under the Credit Facility and resulting in a permanent reduction of the related commitments pursuant to Section 4.10;

                    (ii) the incurrence by the Issuers or any of their respective Subsidiaries of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount, without duplication, equal to the maximum potential liability of the Issuers and their Subsidiaries thereunder) under the Credit Facility; provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under the Credit Facility after giving effect to such incurrence, including all revolving Indebtedness incurred to refund, refinance or replace any other revolving Indebtedness incurred pursuant to this clause (ii), does not exceed an amount equal to $150.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay such revolving Indebtedness and resulting in a permanent reduction of the related commitments pursuant to Section 4.10; provided, however, that notwithstanding anything to the contrary contained in this Indenture, in no event shall the amount of Indebtedness which the Issuers and their Subsidiaries may incur in the aggregate pursuant to clause (i) and this clause (ii) be less than $150.0 million;

                    (iii) the incurrence by the Issuers and their respective Subsidiaries of the Existing Indebtedness;

                    (iv) the incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the Senior Subordinated Notes;

                    (v) the incurrence by the Issuers or any of their respective Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuers or such Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

                    (vi) the incurrence by the Issuers or any of their respective Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be incurred;

                    (vii) the incurrence by the Issuers or any of their respective Restricted Subsidiaries of intercompany Indebtedness between or among the Issuers and any of their respective Restricted Subsidiaries; provided, however, that (i) if an Issuer is the obligor on such Indebtedness and the payee is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Subordinated Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by an Issuer or such Restricted Subsidiary, as the case may be;

                    (viii) the incurrence by the Issuers or any of their respective Subsidiaries of Hedging Obligations;

                    (ix) the Guarantee by the Issuers or any of their respective Subsidiaries of Indebtedness of the Issuers or a Restricted Subsidiary of the Issuers that was permitted to be incurred by another provision of this covenant;

                    (x) the incurrence by the Issuers' Unrestricted Subsidiaries of Non-Recourse Debt and preferred stock, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuers;

                    (xi) the incurrence by the Issuers or any of their respective Subsidiaries of additional Indebtedness including, without limitation, pursuant to the Credit Facility, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed $45.0 million;

                    (xii) Acquired Debt of a Subsidiary in existence at the time of the acquisition of such Subsidiary, if such Acquired Debt was not incurred in contemplation of such acquisition and such Acquired Debt is Non-Recourse Debt (except with respect to such acquired Subsidiary and its Subsidiaries);

                    (xiii) Indebtedness of Foamex Canada, Inc. and its Subsidiaries (which is Non-Recourse Debt, except with respect to such entities) in an amount, at any time outstanding not to exceed CND$15.0 million;

                    (xiv) Indebtedness of Foamex Latin America (which is Non-Recourse Debt, except with respect to such entities) in an amount, at any time outstanding not to exceed $12.0 million;

                    (xv) Assets Sales in the form of Receivables Transactions;
         and

                    (xvi) Indebtedness of Foamex Asia Inc. and its Subsidiaries (which is Non-Recourse Debt, except with respect to such entities) in an amount, at any time outstanding not to exceed $5.0 million.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Neither the accrual of interest, nor the accretion of accreted value will be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 4.10.  ASSET SALES.

         Each of the Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, consummate an Asset Sale unless (i) such Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee and a resolution of the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by such Issuer or such Restricted Subsidiary is in the form of (A) cash, (B) assets useful in a Permitted Business not to exceed $30.0 million in the aggregate over the life of the Notes, or (C) Equity Interests representing a controlling interest in a Permitted Business not to exceed $30.0 million in the aggregate over the life of the Notes (collectively, the "Permitted Consideration"); provided that the amount of (x) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's most recent balance sheet), of such Issuer or any Restricted Subsidiary (other than contingent liabilities (except to the extent reflected (or reserved for) on a balance sheet of the Issuers or any Restricted Subsidiary as of the date prior to the date of consummation of such transaction) and liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by such Issuer or any such Restricted Subsidiary from such transferee that are converted within 90 days by such Issuer or such Restricted Subsidiary into Permitted Consideration (to the extent so received), shall be deemed to be Permitted Consideration of the same type (or in the case of assumed liabilities, shall be deemed to be cash) for purposes of this provision; and provided further, that the 80% limitation referred to above shall not apply to any Asset Sale in which the Permitted Consideration portion of the consideration received therefor is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers may apply such Net Proceeds, at their option, (a) to repay Senior Debt, or (b) to the acquisition of assets to be used in a Permitted Business. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.9; provided, however, the obligation to make such offer to repurchase shall be suspended during such time as the Issuers are conducting an offer to repurchase the 97/8% Notes pursuant to the terms of the 97/8% Note Indenture, and the amount of Excess Proceeds shall be reduced by the amount applied to the payment of the 97/8% Notes in such repurchase offer. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis; provided, however, that the Issuers shall not be obligated to purchase Senior Subordinated Notes in denominations other than integral multiples of $1,000. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

         The Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Issuers or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Subsidiary with an unrelated Person and (ii) the Issuers deliver to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (l) the Crain Acquisition Transactions;
(m) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business; (n) the advancement of payment or payment of distributions pursuant to the Tax Sharing Agreement and the making of loans or advances pursuant to the Tax Advance Agreement dated as of December 11, 1996 between FJPS and Foamex, as amended to the date hereof; (o) the payment by Foamex of a management fee pursuant to the Management Services Agreement in an amount not to exceed $3.0 million per annum; (p) distributions to Foamex International Inc. and its Subsidiaries which are utilized to pay the debt service and other expenses of Foamex Aviation Corp., the aggregate amount of which shall not exceed $2.0 million in any twelve-month period; (q) the issuance or sale of Equity Interests of Foamex Latin America to key executives of Foamex Latin America, not to exceed 5% of the outstanding Equity Interests of Foamex Latin America; (r) Investments in the Trace Note not to exceed $5.0 million; (s) Investments in the Trace Global Opportunity Fund not to exceed $5.0 million; (t) borrowings of up to $5.0 million by Trace International Holdings, Inc. from the Issuers and their respective Subsidiaries; (u) the Closing Date Transactions;
(v) transactions pursuant to the Supply Agreement with Foamex International Inc., dated as of June 28, 1994; (w) purchases (and sales) of inventory and services in the ordinary course of business at a price not greater (less) than the price paid by (charged to) purchasers of a similar quantity of inventory and services which are not Affiliates of the Issuers, (x) any employment agreement entered into by the Issuers or any of their respective Restricted Subsidiaries in the ordinary course of business and consistent with the current market practice or the past practice of the Issuers or such

Restricted Subsidiary; (y) transactions between or among the Issuers and/or its Restricted Subsidiaries; and (z) Restricted Payments that are permitted by the provisions of Section 4.7, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

         The Issuers shall not and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.  LINE OF BUSINESS.

         The Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuers and their respective Restricted Subsidiaries taken as a whole.

SECTION 4.14.  CORPORATE EXISTENCE.

         Subject to Article 5 and Article 12 hereof, the Issuers and the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their respective corporate existences, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Issuers and its Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constituted the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than the fifth Business Day preceding the last day of the fiscal quarter of Foamex next following the Change of Control date (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event prior to the Change of Control Payment Date, the Issuers shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.  ANTI-LAYERING.

         The Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Debt and (b) senior in any respect in right of payment to the Senior Subordinated Notes. No Subsidiary Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to its Senior Debt and (b) senior in right of payment to its Note Guarantee.

SECTION 4.17.  SALE AND LEASEBACK TRANSACTIONS.

         The Issuers shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuers may enter into a sale and leaseback transaction if (i) the Issuers could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to
Section 4.9 and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.12 and (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5.0 million as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.

SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         The Issuers (i) shall not, and shall not permit any Restricted Subsidiary of the Issuers to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Issuers to any Person (other than the Issuers or a Restricted Subsidiary of the Issuers), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10, and (ii) shall not permit any Restricted Subsidiary of the Issuers to issue any of its Equity Interests (other than, if necessary, shares of its

Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuers or a Restricted Subsidiary of the Issuers; provided, however, the foregoing restrictions shall not apply to (A) Investments in the entities described under clause (o) of the definition of Permitted Investments;
(B) transfers, conveyances, sales, leases or other dispositions (collectively "dispositions") of any Capital Stock of any Restricted Subsidiary that have a fair market value at the time of such disposition of less than $1.0 million; or
(C) a public offering of Equity Interests of Foamex Latin America which results in the net proceeds to Foamex Latin America of at least $15.0 million.

SECTION 4.19.  PAYMENTS FOR CONSENT.

         Neither the Issuers nor any of their respective Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20.  ADDITIONAL GUARANTEES.

         (i) If the Issuers or any of their respective Restricted Subsidiaries shall, after the date of this Indenture, transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary, (ii) if Foamex or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, or (iii) if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Acquired Debt in excess of $1.0 million, then the Issuers shall, at the time of such transfer, acquisition or incurrence, (i) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt (if not then a Subsidiary Guarantor) to execute a Note Guarantee of the Obligations of the Issuers under the Senior Subordinated Notes in the form set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Note Guarantee is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles. Notwithstanding the foregoing, the Issuers or any of their Restricted Subsidiaries may make a Restricted Investment in any Wholly Owned Restricted Subsidiary of the Issuers without compliance with this covenant provided that such Restricted Investment is permitted by Section 4.7.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.1.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Issuers may not consolidate or merge with or into (whether or not the Issuers are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) such Issuer is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia, provided that FCC may not consolidate or merge with or into any entity other than a corporation satisfying such requirements for so long as Foamex remains a partnership; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of an Issuer with or into one of its Wholly Owned Restricted Subsidiaries, the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of an Issuer, upon the assumption provided for in clause (ii) above, such Issuer shall be discharged from all further liability and obligation under this Indenture.

SECTION 5.2.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Issuers is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such "Issuer" shall refer instead to the successor entity and not to such Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Issuer's assets as provided in the last sentence of
Section 5.1 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.1.  EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (a) the Issuers default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of this Indenture);

         (b) the Issuers default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

         (c) the Issuers fail to comply with Section 4.15, or to consummate a mandatory Asset Sale Offer pursuant to Section 4.10 or to comply with Article 5;

         (d) the Issuers fail for 60 days after notice to comply with any of their other agreements in this Indenture or the Notes;

         (e) the Issuers default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their respective Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuers or any of their respective Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of, interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the Stated Maturity of which has been so accelerated, aggregates $20.0 million or more;

         (f) the Issuers or any of their respective Restricted Subsidiaries fail to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after entry thereof;

         (g) the Issuers or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                    (i) commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v) generally is not paying its debts as they become due; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Issuers or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                    (ii) appoints a custodian of the Issuers or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuers or any of their Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (iii) orders the liquidation of the Issuers or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2.  ACCELERATION.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the Credit Facility, upon a declaration of acceleration by the holders of the Notes or the Trustee, all principal and interest under this Indenture shall be due and payable upon the earlier of (x) the day which is five Business Days after the provision to the Issuers, the Credit Agent and the Trustee of such written notice of acceleration or (y) the date of acceleration of any Indebtedness under the Credit Facility; and provided, further, that in the event of an acceleration based upon an Event of Default set forth in clause (e) above, such declaration of acceleration shall be automatically annulled if the holders of Indebtedness which is the subject of such failure to pay at maturity or acceleration have rescinded their declaration of acceleration in respect of such Indebtedness or such failure to pay at maturity shall have been cured or waived within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured, paid or waived. Notwithstanding the foregoing, in the case of an Event of Default as described in (g) and (h) of Section 6.1 hereof all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         If an Event of Default occurs on or after August 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.7 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 15 of the years set forth below, as set forth below (expressed as percentages of principal amount to the date of payment that would otherwise be due but for the provisions of this sentence):

                  Year                               Percentage
                  ----                               ----------

                  1997                                111.8125%
                  1998                                110.1250%
                  1999                                108.4375%

SECTION 6.3.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4.  WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of an acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted form such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.  CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.6.  LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee, including fees and expenses of its agents and counsel, and the costs and expenses of collection;

         Second: to holders of Senior Debt to the extent required by Article 10 or Article 12 hereof;

         Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.1.  DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                    (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) this paragraph does not limit the effect of paragraph
         (b) of this Section;

                    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2.  RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers or the Subsidiary Guarantors shall be sufficient if signed by an Officer of any Issuer or any Subsidiary Guarantor, as applicable.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes (including relevant CUSIP Numbers) and this Indenture.

SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, the Subsidiary Guarantors or any Affiliate of the Issuers or the Subsidiary Guarantors with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each November 15 beginning with the November 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.7.  COMPENSATION AND INDEMNITY.

         The Issuers and the Subsidiary Guarantors shall pay to the Trustee from time to time such compensation as the Trustee and the Issuers and the Subsidiary Guarantors shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuers and the Subsidiary Guarantors shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses (including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Subsidiary Guarantors (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers, the Subsidiary Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and the Subsidiary Guarantors shall not relieve the Issuers and the Subsidiary Guarantors of their respective obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' and the Subsidiary Guarantors payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.8.  REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12.  TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE ISSUERS.

         Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuers actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

SECTION 8.1.  TERMINATION OF ISSUERS' OBLIGATIONS.

         This Indenture shall cease to be of further effect (except that the Issuers' and the Subsidiary Guarantors' obligations under Section 7.7 and 8.4 and the Issuers' Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and the Issuers have paid all sums payable by the

Issuers hereunder. In addition, the Issuers may terminate all of their obligations under this Indenture if:

         (1) the Issuers irrevocably deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or United States Government Obligations sufficient (as certified by an independent public accountant designated by the Issuers) to pay principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by them hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such United States Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to the payment of said principal and interest with respect to the Notes;

         (2) the Issuers and the Subsidiary Guarantors deliver to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect; and

         (3) no Event of Default or event (including such deposit) which, with notice or lapse of time, or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

Then, this Indenture shall cease to be of further effect (except as provided this paragraph), and the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Issuers may make the deposit only if Article 10 hereof does not prohibit such payment. However, the Issuers' obligations in Section 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 7.7, 7.8, 8.3 and 8.4, and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuers', Trustee's and Paying Agents' obligations in Section 8.3 shall survive.

         After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' and the Subsidiary Guarantors' obligations under this Indenture except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal or interest on the Notes, the United States Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. United States Government Obligations shall not be callable at the issuer's options.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.2.  APPLICATION OF TRUST MONEY.

         (a) The Trustee or a trustee satisfactory to the Trustee and the Issuers shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from United States Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes.

                  (b) The Issuers shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 8.2 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of Notes.

SECTION 8.3. REPAYMENT TO ISSUERS.

         The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for 2 years after the date upon which such payment shall have become due; provided, however, that the Issuers shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York including, without limitation, The Wall Street Journal. After payment to the Issuers, Holders of the Notes entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with Section 8.2; provided, however, that if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1.  WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.2 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption and discharge of the Issuers' and the Subsidiary Guarantors' obligations to Holders of Notes in the case of a merger, consolidation or sale of assets or Capital Stock pursuant to Article 5 or
Article 11 hereof, as applicable;

         (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

         (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

         (f) to allow any Subsidiary to Guarantee the Notes.

         Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2.  WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.2, the Issuers and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections
6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Notwithstanding the foregoing, any amendment to the provisions of Article 10 or
Article 12 of this Indenture (which relate to subordination) shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

         Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers or the Subsidiary Guarantors with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.10 and 4.15);

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.15); or

         (h) make any change in the foregoing amendment and waiver provisions.

SECTION 9.3.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.


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SECTION 9.5.  NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Subsidiary Guarantors may not sign an amendment or supplemental Indenture until their respective Boards of Directors approve it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuers and the Subsidiary Guarantors in accordance with its terms.

                                   ARTICLE 10.
                                  SUBORDINATION

SECTION 10.1.  AGREEMENT TO SUBORDINATE.

         The Issuers agree, and each Holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.2.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution of assets of the Issuers of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to either Issuer all amounts due or to become due under or with respect to all Senior Debt shall first be paid in full before any payment is made on account of the Notes, except that the Holders of Notes may receive Reorganization Securities. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of Foamex or FCC of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which the Holders of the Notes or the Trustee would be entitled shall be paid by Foamex or FCC or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.


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SECTION 10.3.  DEFAULT ON DESIGNATED SENIOR DEBT.

         (a) In the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Debt, or any Obligation owing from time to time under or in respect of Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt shall have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by or on behalf of Foamex or FCC on account of the Notes (other than payments in the form of Reorganization Securities) (x) in case of any payment or nonpayment default specified in (a), unless and until such default shall have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such acceleration shall have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Issuers or the Trustee receive written notice (a "Payment Notice") of such event of default (which notice shall be binding on the Trustee and the Holders of Notes as to the occurrence of such a payment default or nonpayment event of default) from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of
(A) 179 days after such date, (B) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt and (C) the date on which the Trustee receives written notice from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Debt to which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

SECTION 10.4.  ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Issuers shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.5.  WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder of a Note receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.



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


         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of the Notes or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.6.  NOTICE BY THE ISSUERS.

         The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

SECTION 10.7.  SUBROGATION.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders of the Notes shall be subrogated (equally and ratably with all other Pari Passu Debt) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of the Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of the Notes is not, as between the Issuers and Holders of the Notes, a payment by the Issuers on the Notes.

SECTION 10.8.  RELATIVE RIGHTS.

         This Article defines the relative rights of Holders of the Notes and holders of Senior Debt. Nothing in this Indenture shall:

                    (1) impair, as between the Issuers and Holders of the Notes, the obligations of the Issuers, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                    (2) affect the relative rights of Holders of the Notes and creditors of the Issuers other than their rights in relation to holders of Senior Debt; or

                    (3) prevent the Trustee or any Holder of the Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Notes.

         If the Issuers fail because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.9.  SUBORDINATION MAY NOT BE IMPAIRED BY THE ISSUERS.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.


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


         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring any liabilities to any Holder of any Notes and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Notes to the holders of the Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of any Holder of Notes is affected, impaired or extinguished thereby, do any one or more of the following:

                    (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

                    (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

                    (3) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

                    (4) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Issuers referred to in this Article 10, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would



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


prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Issuers or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Notes held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including the Credit Agent, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13.  AMENDMENTS.

         Any amendment to the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.

                                   ARTICLE 11.
                               GUARANTEE OF NOTES

SECTION 11.1.  NOTE GUARANTEE.

         Subject to Section 11.6 hereof, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Issuers hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default


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


under the Note Guarantees, and shall entitle the Holders to accelerate the Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuers. The Subsidiary Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Subsidiary Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

SECTION 11.2.  EXECUTION AND DELIVERY OF NOTE GUARANTEE.

         To evidence its Note Guarantee set forth in Section 11.1, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form of Exhibit C shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor, by manual or facsimile signature, by an Officer of such Subsidiary Guarantor.

         Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.


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


SECTION 11.3.  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

         (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Issuers.

         (b) Except as provided in Section 11.3(a) hereof or in a transaction referred to in Section 11.4 hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, subject to the provisions of the following paragraph, (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and (iv) Foamex would be permitted by virtue of Foamex's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
Section 4.9. The requirements of clauses (iii) and (iv) of this paragraph will not apply in the case of a consolidation with or merger with or into any other Person if the acquisition of all of the Equity Interests in such Person would have complied with the provisions of Sections 4.7 and 4.9 hereof.

         (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit D hereto, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor; provided that, solely for purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.7 hereof, the Consolidated Net Income of any Person other than the Issuers and their respective Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All of the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

SECTION 11.4.  RELEASES FOLLOWING SALE OF ASSETS, MERGER,
               SALE OF CAPITAL STOCK ETC.

         In the event (a) of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, or (b) that either of the Issuers designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, or such Subsidiary Guarantor ceases to be a Subsidiary of the Issuers, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger,


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


consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Sections 4.10 and 4.15 hereof. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor, upon the assumption provided for in clause (i) of Section 11.3(b) hereof such Subsidiary Guarantor shall be discharged from all further liability and obligation under the Indenture. Upon delivery by the Issuers to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligation under its Note Guarantee. Any Subsidiary Guarantor not released from its Obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Subsidiary Guarantor under the Indenture as provided in this Article 11.

SECTION 11.5.  ADDITIONAL SUBSIDIARY GUARANTORS.

         Any Person that was not a Subsidiary Guarantor on the date of this Indenture may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in substantially the form of Exhibit D, and
(b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors rights, fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 11.6.  LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

         For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Issuers under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Note Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Note Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors, and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.7.  "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.


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                                   ARTICLE 12.
                         SUBORDINATION OF NOTE GUARANTEE

SECTION 12.1.  AGREEMENT TO SUBORDINATE.

         The Subsidiary Guarantors agree, and each Holder by accepting a Note agrees, that all Guarantee Obligations, shall be subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Guarantor Senior Debt, whether outstanding on the date hereof or thereafter incurred and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 12.2.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution of assets of the Subsidiary Guarantors of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor all amounts due or to become due under or with respect to all Senior Debt shall first be paid in full before any payment is made on account of the Notes, except that the Holders of Notes may receive Reorganization Securities. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which the Holders of the Notes or the Trustee would be entitled shall be paid by the Subsidiary Guarantors or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

SECTION 12.3.  DEFAULT ON DESIGNATED SENIOR DEBT.

         (a) In the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Debt, or any Obligation owing from time to time under or in respect of Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt shall have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by or on behalf of any Subsidiary Guarantor on account of the Notes (other than payments in the form of Reorganization Securities) (x) in case of any payment or nonpayment default specified in (a), unless and until such default shall have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such acceleration shall have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Subsidiary Guarantors or the Trustee receive written notice (a "Payment Notice") of such event of default (which notice shall be binding on the Trustee and the Holders of Notes as to the occurrence of such a payment default or nonpayment event of default) from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt and (C) the date on which the Trustee receives written notice from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Debt to which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

SECTION 12.4.  ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Subsidiary Guarantor shall promptly notify such Representatives of Guarantor Senior Debt of the acceleration.

SECTION 12.5.  WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder of a Note receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 12.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of the Notes or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.6.  NOTICE BY SUBSIDIARY GUARANTOR.

         The Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to the Subsidiary Guarantors that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

SECTION 12.7.  SUBROGATION.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders of the Notes shall be subrogated (equally and ratably with all Pari Passu Debt) to the rights of holders of

Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of the Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of the Notes is not, as between the Subsidiary Guarantors and Holders of the Notes, a payment by the Subsidiary Guarantors on the Notes.

SECTION 12.8.  RELATIVE RIGHTS.

         This Article defines the relative rights of Holders of the Notes and holders of Senior Debt. Nothing in this Indenture shall:

              (1) impair, as between the Subsidiary Guarantors and Holders of the Notes, the obligations of the Subsidiary Guarantors, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

              (2) affect the relative rights of Holders of the Notes and creditors of the Subsidiary Guarantors other than their rights in relation to holders of Senior Debt; or

              (3) prevent the Trustee or any Holder of the Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Notes.

         If the Subsidiary Guarantors fail because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 12.9.  SUBORDINATION MAY NOT BE IMPAIRED BY SUBSIDIARY GUARANTOR.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Subsidiary Guarantors or any Holder or by the failure of the Subsidiary Guarantors or any Holder to comply with this Indenture.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring any liabilities to any Holder of any Notes and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders of the Notes to the holders of the Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of any Holder of Notes is affected, impaired or extinguished thereby, do any one or more of the following:

              (1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

              (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing

    Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred directly or indirectly in respect thereof;

              (3) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

              (4) fail to take or to record or to otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder or any liability incurred directly or indirectly in respect thereof.

SECTION 12.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Subsidiary Guarantors referred to in this Article 12, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Issuers or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including without limitation the timely filing of a claim for the unpaid balance of the Notes held by such Holder in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time of such claim, the Representatives of the Designated Senior Debt, including the Credit Agent, are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 12.13.  AMENDMENTS.

         Any amendment to the provisions of this Article 12 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.

                                   ARTICLE 13.
                                  MISCELLANEOUS

SECTION 13.1.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 13.2.  NOTICES.

         Any notice or communication by the Issuers, the Subsidiary Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers or the Subsidiary Guarantors:

              Foamex International Inc.
              375 Park Avenue
              11th Floor
              New York, New York 10152
              Telecopier No.:  (212) 593-1363
              Attention:  President & CEO

         With a copy to:

              Willkie Farr & Gallagher
              One Citicorp Center
              153 East 53rd Street
              New York, New York 10022
              Telecopier No.:  (212) 821-8111
              Attention:  Jack H. Nusbaum

         If to the Trustee:

              The Bank of New York
              101 Barclay Street, Floor 21 W
              New York, New York 10286
              Telecopier No.:  (212) 815-5915
              Attention:  Corporate Trust
                          Trustee Administration

         The Issuers, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.3.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 13.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuers or the Subsidiary Guarantors to the Trustee to take any action under this Indenture (other than the initial issuance of the Senior Subordinated Notes), such Issuer or Subsidiary Guarantor shall furnish to the Trustee upon request:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.6.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
               EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, partner, incorporator or stockholder of the Issuers or any of their Restricted Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.8.  GOVERNING LAW.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

SECTION 13.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  SUCCESSORS.

         All agreements of the Issuers and the Subsidiary Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.11.  SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 14.
                              CRAIN HOLDINGS CORP.
                             AS INTERMEDIATE OBLIGOR

SECTION 14.1.  INTERMEDIATE OBLIGOR.

         Upon issuance, the Notes shall be solely the obligation of Crain Holdings, and neither Foamex, FCC, nor any of the Subsidiary Guarantors shall have any liability with respect to the Notes. Crain Holdings hereby delegates to Foamex and FCC the power to direct the issuance of the Notes pursuant to Article 2.

SECTION 14.2.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         Crain Holdings may not consolidate or merge with or into (whether or not Crain Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) Crain Holdings is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than Crain Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Crain Holdings) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Crain Holdings under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; provided that Crain Holdings may merge with and into Crain Industries, Inc. (the "Holdings-Industries Merger") without Crain Industries, Inc. assuming the obligations of Crain Holdings if within two

Business Days following such merger, the Crain Acquisition Transactions occur;
(iii) immediately after such transactions no Default or Event of Default exists; and (iv) except in the case of a merger of Crain Holdings with or into Crain Industries, Inc. or one of its Wholly Owned Restricted Subsidiaries, the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than Crain Holdings), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Crain Holdings immediately preceding the transactions and (B) shall, at the time of such transactions and after giving pro forma effect thereto as if such transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof. In the case of a sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Crain Holdings, upon the assumption provided for in clause (ii) above, Crain Holdings shall be discharged from all further liability and obligation under this Indenture. Nothing contained in this Article shall restrict the Holdings-Industries Merger, or the contribution of substantially all of the assets of the entity surviving the Holdings-Industries Merger, subject to substantially all of its liabilities to Foamex.

SECTION 14.3.  EFFECTIVENESS OF CERTAIN PROVISIONS.

         The following provisions of the Indenture shall not become effective until the occurrence of the Crain Acquisition Transactions: Articles 3, 4, 5, 6, 11, and 12. If the Crain Acquisition Transactions have not occurred within two Business Days after the date of this Indenture, such Articles shall become effective; provided, however, that notwithstanding anything to the contrary contained in this Indenture: (i) all references herein to the "Issuers" shall be deemed to be references to Crain Holdings, (ii) General Felt, Foamex Fibers, and FLLC shall not be deemed to be Subsidiary Guarantors, and (iii) Foamex, FCC, General Felt, Foamex Fibers, and FLLC shall have no liability of Obligation with respect to this Indenture or the Notes.

SECTION 14.4.  RELEASES FOLLOWING CRAIN ACQUISITION TRANSACTIONS.

         Upon the occurrence of the Crain Acquisition Transactions, Crain Holdings and its successors and assigns (other than Foamex) shall be discharged from all further liability and Obligation under the Indenture and the Notes. Upon delivery by the Issuers to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of Crain Holdings from its Obligation under this Indenture.

SECTION 14.5.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
               EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, partner, incorporator or stockholder of Crain Holdings, as such, shall have any liability for any obligations of Crain Holdings under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


         [Signatures on following page]

                                   SIGNATURES

Dated as of December 23, 1997      FOAMEX L.P.
                                   By its Managing General Partner FMXI, Inc.

                                   By: /s/ George Karpinski
                                      ---------------------
                                      Name:   George Karpinski
                                      Title:  Vice President

                                   FOAMEX CAPITAL CORPORATION

                                   By: /s/ George Karpinski
                                      ---------------------
                                      Name:   George Karpinski
                                      Title:  Vice President

                                   GENERAL FELT INDUSTRIES, INC.

                                   By: /s/ George Karpinski
                                      ---------------------
                                      Name:   George Karpinski
                                      Title:  Vice President

                                   FOAMEX FIBERS, INC.

                                   By: /s/ George Karpinski
                                      ---------------------
                                      Name:   George Karpinski
                                      Title:  Vice President

                                   FOAMEX LLC

                                   BY:   FOAMEX L.P.
                                   Its:  Sole Member

                                         By:  FMXI, Inc.
                                         Its: Managing General Partner

                                   By: /s/ George Karpinski
                                      ---------------------
                                      Name:   George Karpsinski
                                      Title:  Vice President

                                   CRAIN HOLDINGS CORP.

                                   By: /s/ George Karpinski
                                      ---------------------
                                      Name:   George Karpinski
                                      Title:  Vice President

                                   THE BANK OF NEW YORK, as Trustee

                                   By: /s/ Mary LaGumina
                                      ------------------
                                      Name:  Mary LaGumina
                                      Title: Assistant Vice President

                                    EXHIBIT A

                   (Face of Senior Subordinated Note for QIBs)
                   13 1/2% Senior Subordinated Notes due 2005

                             No. 1 $_______________
                               CUSIP NO. 344126AH0

                                 FOAMEX L.P. and
                           FOAMEX CAPITAL CORPORATION

promise to pay to Cede & Co. or registered assigns, the principal sum of ___________ Dollars on August 15, 2005.

Interest Payment Dates:  February 15 and August 15

Record Dates:  January 30 and July 30

FOAMEX L.P.
By its Managing General Partner FMXI, Inc.

By:________________________
   Name:
   Title:

By:________________________
   Name:
   Title:

FOAMEX CAPITAL CORPORATION

By:________________________
   Name:
   Title:

By:________________________
   Name:
   Title:

This is one of the Senior
Subordinated Notes referred to in
the within-mentioned Indenture:

Dated:  __________________

The Bank of New York,
as Trustee

By:_______________________
    (Authorized Signatory)

                                   EXHIBIT A-1

                   (Face of Senior Subordinated Note for IAIs)
                   13 1/2% Senior Subordinated Notes due 2005

No. 1 $_______________
      CUSIP NO.

      FOAMEX L.P. and
      FOAMEX CAPITAL CORPORATION

promise to pay to Cede & Co. or registered assigns, the principal sum of ___________ Dollars on August 15, 2005.

Interest Payment Dates:  February 15 and August 15

Record Dates:  January 30 and July 30

FOAMEX L.P.
By its Managing General Partner FMXI, Inc.

By:___________________________________
   Name:
   Title:

By:___________________________________
   Name:
   Title:

FOAMEX CAPITAL CORPORATION

By:___________________________________
   Name:
   Title:

By:___________________________________
   Name:
   Title:

This is one of the Senior
Subordinated Notes referred to in
the within-mentioned Indenture:

Dated:  ________

The Bank of New York,
as Trustee

By:___________________________________
    (Authorized Signatory)

                       (Back of Senior Subordinated Note)
                13 1/2% Series Senior Subordinated Notes due 2005

         [Unless and until it is exchanged in whole or in part for Senior Subordinated Notes in definitive form, this Senior Subordinated Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]1/

              [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT,
         (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR
         (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUESTS), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]2/

________________________________

1 This paragraph should be included only if the Note is issued in global form.

2 This paragraph should be removed upon the exchange of Senior Subordinated Notes for New Senior Subordinated Notes in the Exchange Offer or upon the registration of the Senior Subordinated Notes pursuant to the terms of the Registration Rights Agreement.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

              1. INTEREST. Foamex L.P., a Delaware limited partnership and Foamex Capital Corporation, a Delaware corporation, or their respective successors (each an "Issuer" and together, the "Issuers"), promise to pay interest on the principal amount of this Note at the rate of 13 1/2% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on February 15 and August 15, commencing on February 15, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

              2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 30 or July 30 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

              3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of its Subsidiaries may act in any such capacity.

              4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of December 23, 1997 ("Indenture") among the Issuers, the Subsidiary Guarantors, Crain Holdings Corp. and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of the Issuers limited to $98,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, interest or Liquidated Damages, if any, on outstanding Notes as set forth in Paragraph 2 hereof.

              5. OPTIONAL REDEMPTION. The Notes shall not be redeemable at the Issuers' option prior to August 15, 2000. Thereafter, the Notes shall be redeemable at the option of the Issuers, in whole or in part, at any time upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years set forth below:

         Year                                                 Percentage

         2000..........................................        106.7500%
         2001..........................................        105.0625%
         2002..........................................        103.3750%
         2003..........................................        101.6875%
         2004 and thereafter...........................        100.0000%

              6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

              7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption.

              8. SUBORDINATION. The Notes are subordinated to Senior Debt, which is all Indebtedness and other Obligations specified below payable directly or indirectly by Foamex or FCC, or any of their respective Restricted Subsidiaries whether outstanding on the date of the Indenture or thereafter created, incurred or assumed by Foamex or FCC or any of their respective Restricted Subsidiaries: (i) the principal of, interest on and all other Obligations related to the Credit Facility (including without limitation all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility); (ii) amounts payable in respect of any Hedging Obligations; (iii) all Indebtedness not prohibited by Section 4.9 of the Indenture that is not expressly pari passu with or subordinated to the Senior Subordinated Notes, and (iv) all permitted renewals, extensions, refundings or refinancings thereof. All Post-Petition Interest on Senior Debt shall constitute Senior Debt. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include
         (i) Indebtedness of either of the Issuers or any of their respective Restricted Subsidiaries to any other Restricted Subsidiaries which is not a Subsidiary Guarantor, (ii) Indebtedness of FCC to Foamex, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior

           Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness incurred in violation of the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Issuers agree and each Holder of Notes by accepting a Note consents and agrees to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

              9. REPURCHASE AT OPTION OF HOLDER.

                 (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constituted the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than the fifth Business Day preceding the last day of the fiscal quarter of Foamex next following the Change of Control date (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

                 (b) In connection with one or more Asset Sales, when the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis; provided, however, that the Issuers shall not be obligated to purchase Senior Subordinated Notes in denominations other than integral multiples of $1,000. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                 (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

                10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes or during the period between a record date and the corresponding Interest Payment Date.

                11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). In addition, any amendment to Article 10 or Article 12 of the Indenture requires the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of the Holders of the Notes.

                Without the consent of any Holder of Notes, the Issuers and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder of a Note: to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption and discharge of the Issuers' and the Subsidiary Guarantors' obligations to Holders of Notes in the case of a merger or consolidation pursuant to Article 5 or Article 11 of the Indenture, as applicable; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or to allow any Subsidiary Guarantor to guarantee the Notes.

                13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure to comply with Section 4.15, or to consummate a mandatory Offer to purchase pursuant to
           Section 4.10 or to comply with Article 5; (iv) failure for 60 days after notice to comply with any of their other agreements in the Indenture or the Senior Subordinated Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their respective Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuers or any of their respective Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the Stated Maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) failure by the Issuers of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after entry thereof; or
           (vii) certain events of bankruptcy or insolvency with respect to the Issuers or any of its their respective Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

                14. TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Issuers, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

                15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, partner, incorporator or stockholder of the Issuers or any of their Restricted Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Issuers and the Subsidiary Guarantors (the "Registration Rights Agreement").

                19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Foamex L.P.
         1000 Columbia Avenue
         Linwood, PA 19061
         Telecopy:  (610) 859-3069
         Attention:  Secretary

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:    ______________________________

         Your Signature:_____________________________________________
         (Sign exactly as your name appears on the face of this Note)

         Signature Guarantee*:

* Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         /  / Section 4.10     /  /  Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date:                  Your Signature:________________________________
                      (Sign exactly as your name appears on the Note)

                             Tax Identification No.:

                              Signature Guarantee.*

* Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.

                        SCHEDULE OF EXCHANGES OF NOTES3/

The following exchanges of a part of this Global Note for other Notes have been made:




Date of Exchange      Amount of decrease     Amount of increase     Principal Amount of    Signature of
                      in Principal Amount    in Principal Amount    this Global Note       authorized
                      of this Global Note    of this Global Note    following such         signatory of
                                                                    decrease (or           Trustee or Note
                                                                    increase)              Custodian
----------------      -------------------    -------------------    -------------------    ---------------


                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: 13 1/2% Senior Subordinated Notes due 2005 of Foamex L.P. and Foamex
    Capital Corporation.

         This Certificate relates to $_____ principal amount of Notes held in * ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

         / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

              In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

         / / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

         / / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of
Section 2.6(a)(ii)(B), Section 2.6(b)(A) or Section 2.6(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.6(a)(ii)(B) or
Section 2.6(d)(i)(B) of the Indenture.)

---------------
* Check applicable box.

         / / Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

         / / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

                                        [INSERT NAME OF TRANSFEROR]


                                        By:________________________

Date:______________________



---------------
 *Check applicable box.

                                    EXHIBIT C
                                    ---------
                              SUBSIDIARY GUARANTEE

         Subject to Section 11.6 of the Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Issuers under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Issuers to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

         The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 11 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in
Section 11.4 of the Indenture.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Issuers' Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Issuers under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary

Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantors to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantors may have, contractual or otherwise, shall be taken into account.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of December __, 1997         GENERAL FELT INDUSTRIES, INC.

                                      By:__________________________
                                         Name:
                                         Title:

                                      By:__________________________
                                         Name:
                                         Title:

                                      FOAMEX FIBERS, INC.

                                      By:__________________________
                                         Name:
                                         Title:

                                      By:__________________________
                                         Name:
                                         Title:

                                      FOAMEX LLC

                                      By:__________________________
                                         Name:
                                         Title:

                                      By:__________________________
                                         Name:
                                         Title:

                                    EXHIBIT D

                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______ __, 1997 between Subsidiary Guarantor (the "New Subsidiary Guarantor"), a direct or indirect domestic Restricted Subsidiary of either Foamex L.P., a Delaware limited partnership ("Foamex") or Foamex Capital Corporation ("FCC" each of Foamex and FCC an "Issuer" and together, the "Issuers") and The Bank of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

         WHEREAS, the Issuers has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December __, 1997, providing for the issuance of an aggregate principal amount of $100,000,000 of 13 1/2% Senior Subordinated Notes due 2005 (the "Notes");

         WHEREAS, Section 11.5 of the Indenture provides that under certain circumstances the Issuers may cause, and Section 11.3 of the Indenture provides that under certain circumstances the Issuers must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Issuers' Obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO NOTE GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuers' Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 and Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture.

         3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         4. NEW YORK LAW TO GOVERN. The internal laws of the State of New York, without regard to conflicts of laws principles thereof, shall govern and be used to construe this Supplemental Indenture.

         5. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantor.

         8. EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ________________           [NAME OF NEW SUBSIDIARY GUARANTOR]

                                  By:_______________________________
                                     Name:
                                     Title:


                                  THE BANK OF NEW YORK,
                                  as Trustee

                                  By:_______________________________
                                     Name:
                                     Title:

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